UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 20, 2003

STIFEL FINANCIAL CORP.
(Exact Name of Registrant as specified in its Charter)

Delaware (State of Incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2188
(Address of principal executive offices, including zip code)

(314) 342-2000
(Registrant's telephone number, including area code

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit 99: Press Release

Item 9. Regulation FD Disclosure

On August 20, 2003, Stifel Financial Corp. (the "Registrant") announced the decision of the United States District Court for the Western District of Kentucky to vacate a significant portion of a previously announced NASD arbitration award against its subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel"). The arbitration, which arose in connection with the activities of a former Stifel broker in its Pikeville, Kentucky office, had resulted in an initial award of $4.4 million in October 2002. In an order entered August 19, 2003, the federal court vacated the award with respect to all trading claims and confirmed with respect to a misappropriation claim, reducing the final judgment against Stifel to $500,000, plus applicable interest.

The press release is attached as Exhibit 99. Certain statements contained in the press release are forward-looking statements. Such statements are based on management's current expectations and actual results may differ materially from those currently expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: August 20, 2003	By: /s/ James M. Zemlyak Name: James M. Zemlyak Title: Chief Financial Officer